UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2015

STAR MOUNTAIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54405	90-0963619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 W. Knox Rd, #202, Tempe, AZ	85284
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 933-0808

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

On June 16, 2015 (the “Effective Date”), Star Mountain Resources, Inc., (the “Company”, “we”, “us”, “our”) signed a letter of intent with an unrelated party to acquire and operate a base metal mine located in North America along with certain mining and processing equipment located at the mine. After we complete our planned acquisition of the mine, we intend to recommence production of base metal minerals which production is currently suspended. Under the terms of the letter of intent, we agreed to acquire the entity (we call this entity the “Mine Acquisition Company”) that has the right to acquire the entity that owns the mine and related mining assets (we call this entity the “Mine Holding Company”).

As consideration for the purchase of the Mine Acquisition Company, we agreed to issue 2,100,000 shares of our unregistered common stock, par value $.001 per share (the “Common stock”) to the sole member of the entity which owns the mine (the “Seller”), of which 100,000 shares may be issued to the Seller’s legal counsel as partial payment for legal fees. In addition, we agreed to fund the Mine Acquisition Company with $3,500,000 in cash at closing which amount will be used to pay closing costs and other debts of the Mine Acquisition Company of approximately $1,190,000 and other amounts required to complete the acquisition of the Mine Holding Company. In the event we sell any of our common stock at a price less than $3.00 per share (the “Target Market Price”) during the period of time from the closing date of our acquisition of the Mine Holding Company through the date we complete a Qualified Financing Transaction (as hereinafter defined) (the “Measurement Period”), then the number of our shares of Common Stock to be issued to the Seller will increase by 15,000 shares for each $.10 increment below the Target Market Price (the “Share Increase”). The term Qualified Financing Transaction means one or more transactions during the Measurement Period in which we receive gross proceeds of up to $10,000,000 from the sale of our common stock.

Excluding a transaction involving parties currently in negotiation with the Mine Acquisition Company to finance its planned acquisition of the Mine Holding Company, and so long as we deposit $250,000 into our attorney’s trust account, we will have the right to acquire the Mine Acquisition Company for a period of 60 days from the Effective Date and confirmation of the deposit of the payment of the $250,000 has been provided to the Seller (the “Option Period”). Confirmation of the $250,000 deposit was provided to the Seller’s legal counsel on the Effective Date. The Option Period may be extended by an additional 30 days provided we send written notice to Fognani & Faught, PLLC with 5 days written notice prior to the end of the Option Period that we intend to extend the Option Period and we have deposited an additional $250,000 in our attorney’s trust account and provided the Seller with confirmation of such deposit (the “Additional Termination Fee”). In the event we fail to make the Deposit (defined below) within the Option Period, then the Mine Acquisition Company is entitled to retain the Termination Fee and Additional Termination Fee.

The closing of the transactions contemplated by the letter of intent is expected to be completed no later than 45 days after the expiration of the Option Period and will be conditioned upon certain, limited customary representations and warranties to be included in a merger agreement, as well as the following conditions to closing:

(i) Providing proof prior to expiration of the Option Period that we have adequate financing sufficient to cover the cash payments due at closing;

(ii) Prior to expiration of the Option Period, depositing $3.5 million into our legal counsel’s trust account as a good faith deposit to be applied to the purchase price for the Mine Holding Company (the “Deposit”). If the Deposit is not made within this time period, the letter of intent may be terminated by Seller upon 5 days notice;

(iii) Mine Acquisition Company entering into an agreement with the Seller whereby the Seller will be entitled to receive a net smelter return royalty on the mine’s base metal production for the life of the mine and payment to the Seller of an additional portion of the gross receipts from the sale of all minerals (including all metals and non-metals and any saleable waste material) other than the base metals from the mine, subject to a buy-out right to be agreed on in the Seller’s sole discretion;

(iv) Seller’s designating one member to our board of directors, appointment of certain members of an advisory board we intend to establish for the purpose of making recommendations to our Board of Directors regarding subsequent mergers and acquisitions and provide technical advice regarding mining related issues, and entering into compensation agreements with these individuals for their service;

(v) entering into employment agreements with non-compete clauses between us and certain principals of the Seller;

(vi) delivery of certain financial statements of the Mine Acquisition Company and the Mine Holding Company within the time periods necessary to meet applicable SEC reporting requirements;

(vii) Mine Acquisition Company completing the purchase of the Mine Holding Company; and

(viii) Confirmation that the merger, will not terminate or change, inclusive of all options for extension, any agreements related to the Mine Holding Company or the Mine Holding Company’s subsidiaries right, title and interest in and to the mine or any other material contract necessary to allow Mine Acquisition Company to operate and exploit the mine.

2

The foregoing description of the letter of intent does not purport to be complete and is qualified in its entirety by the letter of intent, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

On June 17, 2015, we completed the first closing on the sale of 942 units (the “Units”) representing $892,000 of our previously announced private offering of up to $1,000,000 of Units (the “June 2015 Unit Offering”) to accredited investors. Each Unit was sold for a price of $1,000 and consisted of 2,000 shares of our common stock together with callable common stock purchase warrants entitling the bearer thereof to purchase 2,000 shares of our common stock with an exercise price of $1.00 per share for a period of three years from the date of acquisition, unless earlier called by us in the event our common stock trades at or above three dollars ($3.00) per share for a period exceeding ten (10) consecutive trading days (the “Warrant”). We reserved the right to sell an additional 250 Units ($250,000 in gross offering proceeds) in the June 2015 Unit Offering and anticipate additional closings upon receipt of subscriptions and proceeds for additional Units we are offering.

The Units referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act.

Item 8.01 Other Events.

Following completion of the June 2015 Unit Offering and entering into the June 16, 2015 letter of intent to acquire a North American base metal mine and certain mining and processing equipment located at the mine as discussed in Item 1.01 above, we have begun to raise at least $6,000,000 in order to fulfill our obligations under the letter of intent. Such additional financing may not become available on acceptable terms and there can be no assurance that any additional financing that we obtain will be sufficient to meet our needs in the long term. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause immediate and substantial dilution for our stockholders, in the case of equity financing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter of Intent by and between Star Mountain Resources, Inc. and Fognani & Faught, PLLC dated as of June 16, 2015.

10.2	Form of Subscription Agreement for offering of Units.

10.3	Form of Common Stock Warrant.

10.4	Registration Rights Agreement

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR MOUNTAIN RESOURCES, INC.

Date: June 17, 2015	By:	/s/ Joseph Marchal
Joseph Marchal, Chief Executive Officer

4